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                                                            Exhibit 10.15

                           AZTEC TECHNOLOGY PARTNERS, INC.

                                       Form of

                 1998 NON-EMPLOYEE INITIAL DIRECTOR STOCK OPTION PLAN



1.   Purpose.

     The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") of Aztec Technology Partners, Inc. (the "Company") is to encourage ownership in the Company by Lawrence Howell and Clifford Mitman, non-employee directors of the Company (the "Directors"), whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as Directors.

2.   Administration.

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.   Participation in the Plan.

     The Directors shall be eligible to receive options under the Plan.

4.   Stock Subject to the Plan.

     (a) The maximum number of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), which may be issued under the Plan shall be three hundred thousand (300,000) shares, subject to adjustment as provided in
Section 7.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

     (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

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     (d)  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.   Terms, Conditions and Form of Options.

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) Option Grant Dates. Options shall automatically be granted to all The Directors as follows:

          (i) each Director after the closing date (the "Closing Date") of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended shall be granted an option to purchase 25,000 shares of Common Stock in respect of his or her initial election to the Board of Directors;

          (ii) each Director shall be granted an option to purchase 10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company commencing with the 1998 Annual Meeting of Stockholders, provided that he or she is serving as a Director immediately following such Annual Meeting;

          (iii) beginning with the date of his or her original appointment, each Director who serves as chairperson of a Committee of the Board of Directors shall be granted an option to purchase 5,000 shares of Common Stock in respect of each year such Director service as chairperson of such Committee; and

          (iv) beginning with the 1999 Annual Meeting of Stockholders, each Director who serves as chairperson of a Committee of the Board of Directors shall be granted an option to purchase 5,000 shares of Common Stock in respect of service as chairperson of such Committee.

     The options enumerated in 5(a)(i) and 5(a)(iii) shall be hereinafter referred to as the "Special Options."

     (b)  Option Exercise Price.

          (i) General. Except as set forth in subparagraph (ii) below, the option exercise price per share for each option granted under the Plan shall equal (x) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or if the Common Stock is traded on a national securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock on such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day), or (y) if the Common Stock is not traded on the Nasdaq National Market or a national securities exchange, the fair market value per share on the date of grant as most recently determined by the Board of Directors.

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          (ii) Special Options.  The option exercise price for each Special
Option granted under the Plan shall be the price per share at which shares of the Company's Common Stock are sold to the public in its initial public offering.

     (c) Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall be transferable by the optionee to any transferee, and shall be exercisable during the optionee's lifetime by the optionee or any authorized transferee or such optionee's or authorized transferee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

     (d)  Vesting Period.

          (i) Annual Options. Except as set forth in subparagraph (ii) below, each option granted under the Plan shall become exercisable in three equal installments, 1/3 on the Option Grant Date, 1/3 12 months after the Option Grant Date, and 1/3 24 months after the Option Grant Date; provided, however, that the optionee has continued to serve as a Director until at least the Annual Meeting of Stockholders immediately preceding such vesting date.

          (ii) Special Options. The Special Options shall be fully vested on the date of grant, but may not be exercised earlier than 12 months after the date of grant.

          (iii) Acceleration Upon Change in Control. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full in the event a Change in Control (as defined in Section 8) of the Company occurs.

     (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the grant date of such option or (ii) the date 90 days after the optionee ceases to serve as a Director of the Company; provided that, in the event an optionee ceases to serve as a Director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a Director (but in no event later than ten years after the Option Grant Date), by the optionee or by the person to whom the option is transferred in accordance with the terms of this Plan and the applicable option agreement, or by written notice pursuant to Section 5(g).

     (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York

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Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.   Limitation of Rights.

     (a)  No Right to Continue as a Director.   Neither the Plan, nor the
granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a Director for any period of time.

     (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

     (c) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.   Adjustment Provisions for Mergers, Recapitalizations and Related
     Transactions.

     If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board

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of Directors shall make an appropriate and proportionate adjustment in (x)
the maximum number and kind of shares reserved for issuance under the Plan,
(y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such option holder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.   Change in Control.

     For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new Director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the Directors then still in office who were Directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved (except for any individual whose election as a Director occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), cease for any reason to constitute at least a majority of the Board of Directors.

9.   Termination and Amendment of the Plan.

     The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

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10.  Notice.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.  Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

12.  Effective Date.

     The Plan shall become effective on the Closing Date.

                                        Adopted by the Board of Directors on
                                        June 7, 1998.


                                        Approved by the stockholders as of
                                                         , 1998.
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